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                                                                  Exhibit 99.4

WESTINGHOUSE ELECTRIC CORPORATION
SPECIAL ITEMS INCLUDED IN RESULTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 1997 AND 1996
(in millions except per share amounts) (unaudited)

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
                                                           THREE MONTHS ENDED                         THREE MONTHS ENDED
                                                              MARCH 31, 1997                            MARCH 31, 1996

                                                  PRE-TAX      AFTER-TAX       PER-SHARE      PRE-TAX      AFTER-TAX     PER-SHARE
                                                   AMOUNT         AMOUNT          IMPACT       AMOUNT         AMOUNT        IMPACT
                                                  -------      ---------       ---------      -------      ---------     ---------
CONTINUING OPERATIONS:
Operating Profit:
   Restructuring                                       --                                       ($123)
   Litigation matters                                  --                                        (486)
   Impairment of assets                                --                                         (15)
   Environmental remediation activities                --                                          --
   Contract accounting adjustments                     --                                        (128)
   Other                                               --                                         (30)
                                                ---------                                     -------

        Total impact on operating profit               --             --                         (782)         ($510)
                                                ---------                                     -------

Other income and expense:
   Loss on assets held for sale                        --                                        (152)
                                                ---------                                     -------

        Total impact on other income & exp.            --             --                         (152)           (99)
                                                ---------      ---------                      -------        -------

        Total impact on Continuing Operations          --             --              --        ($934)          (609)       ($1.39)
                                                =========                                     =======


DISCONTINUED OPERATIONS:
        Net gain on disposal of businesses                            --              --                       1,018          2.32


EXTRAORDINARY ITEM:
        Loss on early extinguishment of debt                          --              --                         (63)        (0.14)
                                                               ---------        --------                     -------       -------


NET AMOUNT OF SPECIAL ITEMS                                           --              --                        $346         $0.79
                                                               =========        ========                     =======       =======
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